UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010 (April 19, 2010)

MILLIPORE CORPORATION
(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Concord Road Billerica, Massachusetts	01821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 715-4321

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

√	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

At 11:59 p.m. on April 19, 2010 the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") for the proposed share exchange between Millipore Corporation and Merck KGaA expired without a request from the U.S. Department of Justice or the Federal Trade Commission for additional information or documentary material pursuant to section 7A(e) of the HSR Act.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

Date: April 20, 2010	By:	/s/ Charles Wagner, Jr.
Name: Charles Wagner, Jr.
Title: Chief Financial Officer